POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Jeff Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective September 16, 2021, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

This Power of Attorney shall remain in full force and effect until either properly revoked in writing or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Bank of New York Mellon Corporation or one of its affiliates.

/s/ David DiPetrillo_______ David DiPetrillo President (Principal Executive Officer)	September 24, 2021
/s/ James Windels_________ James Windels Treasurer (Principal Financial and Accounting Officer)	September 24, 2021

/s/ Joseph S. DiMartino___ Joseph S. DiMartino Chairman of the Board	September 22, 2021

/s/ Joni Evans__________ Joni Evans Board Member /s/ Joan L. Gulley_______ Joan L. Gulley Board Member	September 24, 2021 September 22, 2021
/s/ Alan H. Howard______ Alan H. Howard Board Member	September 22, 2021
/s/ Robin A. Melvin _____ Robin A. Melvin Board Member	September 22, 2021
/s/ Burton N. Wallack____ Burton N. Wallack Board Member	September 22, 2021
/s/ Benaree Pratt Wiley____ Benaree Pratt Wiley Board Member	September 22, 2021

ATTACHMENT A

BNY Mellon Municipal Bond Funds, Inc.	BNY Mellon Municipal Bond Fund
BNY Mellon Municipal Funds, Inc.	BNY Mellon AMT-Free Municipal Bond Fund
BNY Mellon Municipal Funds, Inc.	BNY Mellon High Yield Municipal Bond Fund
BNY Mellon Stock Funds	BNY Mellon International Core Equity Fund
BNY Mellon Stock Funds	BNY Mellon International Small Cap Fund
BNY Mellon Intermediate Municipal Bond Fund, Inc.
BNY Mellon New York Tax Exempt Bond Fund, Inc.
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Core Plus Fund
BNY Mellon U.S. Mortgage Fund, Inc.
BNY Mellon California AMT-Free Municipal Bond Fund, Inc.
BNY Mellon Strategic Funds, Inc.	BNY Mellon Active MidCap Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon International Stock Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon Global Stock Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon Select Managers Small Cap Value Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon Select Managers Small Cap Growth Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon U.S. Equity Fund